Exhibit 99.1

Global Payments Reports Fourth Quarter and Fiscal 2006 Earnings

          ATLANTA, July 28 /PRNewswire-FirstCall/ -- Global Payments Inc. (NYSE: GPN) today announced results for its fourth quarter and fiscal year ended May 31, 2006.  The company’s prior period earnings per share results and share amounts reflect the retroactive effect of its two-for-one stock split, which was completed through a stock dividend that was distributed on October 28, 2005.

          For the fourth quarter, revenue grew 15 percent to $238.8 million compared to $207.7 million in the prior year.  Excluding restructuring charges, net income grew 32 percent to $34.1 million compared to $25.9 million in the prior year quarter, and diluted earnings per share grew 28 percent to $0.41 compared to $0.32 in the prior year quarter.

          For the 2006 fiscal year, revenue grew 16 percent to $908.1 million compared to $784.3 million in the prior year period.  Excluding restructuring charges, net income grew 33 percent to $126.8 million compared to $95.3 million in the prior year, and diluted earnings per share grew 29 percent to $1.54 compared to $1.19 in the prior year.

          In accordance with GAAP, current and prior period net income and diluted earnings per share include certain restructuring charges (see attached reconciliation schedules) relating to an operating center consolidation, which was announced in July 2005.  These charges consisted of employee termination benefits and facility-related closing costs.  Fourth quarter GAAP net income and diluted earnings per share were $34.1 million and $0.41, respectively, compared to $23.5 million and $0.29, respectively, in the prior year quarter. For fiscal 2006, GAAP net income and diluted earnings per share were $125.5 million and $1.53, respectively, compared to $92.9 million and $1.16, respectively, in the prior year.

          During the fourth quarter, the company began assessing its operating performance using a new segment structure (see attached segment schedule).  In addition, on June 1, 2006, the company adopted SFAS 123(R), which requires the recognition of compensation expense resulting from employee stock options. The company expects the adoption of SFAS 123(R) and the resulting stock option expense will lower fiscal 2007 diluted earnings per share by approximately $0.10.

          For fiscal 2006, the company’s tax planning initiatives and strong international growth resulted in a lower than expected effective income tax rate of approximately 33.5 percent.  The company defines its effective tax rate as the provision for income taxes divided by income before income tax and minority interest.  In comparison to its expected effective income tax rate of 34.1 percent, this change added $0.01 in diluted earnings per share for the fourth quarter.

          Lastly, as of July 26, 2006, the company had not experienced any operating losses in connection with the merchant contingency situation (as described in the company’s fiscal 2006 third quarter 10-Q) as a result of the cash reserves held for this merchant’s activities.  Further, the company does not believe it will incur a loss in connection with this former customer in the future.

          Comments and Outlook

          Chairman, President and CEO, Paul R. Garcia, stated, “We are delighted with our fiscal 2006 financial results and accomplishments.  We are also very excited about our HSBC joint venture and look forward to a successful partnership that we expect will provide long-term growth opportunities in the Asia-Pacific marketplace.  Our fiscal 2006 solid results were driven primarily by continued strength in our North American direct merchant channels and our DolEx-branded consumer money transfer channel.  For our fiscal 2007, we are providing annual revenue guidance of $1,048 million to $1,084 million, or 15 percent to 19 percent growth versus $908 million in fiscal 2006.  In addition, we are providing annual fiscal 2007 diluted earnings per share guidance of $1.69 to $1.77, excluding the impact of stock option expenses, for growth of 10 percent to 15 percent versus $1.54 in fiscal 2006.”(1)  Including the impact of stock option expenses, our annual fiscal 2007 diluted earnings per share guidance is $1.59 to $1.67.  This guidance includes the impact of the HSBC joint venture.

          Conference Call

          Global Payments will hold a conference call today, July 28, 2006 at 10:30 a.m. ET to discuss financial results and business highlights.  The conference call may be accessed by calling 1-888-791-2132 (U.S.) or 1-517-623-4000 (internationally) and using a pass code of “GPN” for both numbers, or via Web cast at www.globalpaymentsinc.com.  A replay of the call will be available on the Global Payments Web site through August 11, 2006.

          Global Payments Inc. (NYSE: GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi- national corporations located throughout the United States, Canada, Latin America, Europe and the Asia-Pacific.  Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management.  The company also provides consumer money transfer services from the U.S. and Europe to destinations in Latin America, Morocco and the Philippines.  For more information about the company and its services, visit www.globalpaymentsinc.com.

          (1)     Fiscal 2006 diluted earnings per share was $1.53 on a GAAP basis, which includes restructuring charges equivalent to $0.01 in diluted earnings per share.

          This announcement and comments made by Global Payments’ management during the conference call may contain forward-looking statements pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward looking statements involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, continued certification by credit card associations, the ability to consummate and integrate acquisitions, and other risks detailed in the company’s SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable.  The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Contact:	Jane M. Elliott (formerly Forbes)
770-829-8234 Voice
770-829-8267 Fax
investor.relations@globalpay.com

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended May 31,

	2006	2005

Revenues	$238,768	$207,665
Operating expenses:
Cost of service	89,062	90,104
Sales, general and administrative	97,305	74,345
Restructuring and other	—	3,726
	186,367	168,175
Operating income	52,401	39,490
Other income (expense):
Interest and other income	2,970	685
Interest and other expense	(2,127)	(1,932)
	843	(1,247)
Income before income taxes and minority interest	53,244	38,243
Provision for income taxes	(16,960)	(12,539)
Minority interest, net of tax	(2,222)	(2,207)
Net income	$34,062	$23,497
Earnings per share:
Basic	$0.43	$0.30 (1)
Diluted	$0.41	$0.29 (1)
Weighted average shares outstanding:
Basic	79,511	77,772 (1)
Diluted	82,912	80,612 (1)

(1)	All share and per share amounts reflect the retroactive effect of the company’s two-for-one stock split.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Year Ended May 31,

	2006	2005

Revenues	$908,056	$784,331
Operating expenses:
Cost of service	358,020	337,272
Sales, general and administrative	347,070	283,232
Restructuring and other	1,878	3,726
	706,968	624,230
Operating income	201,088	160,101
Other income (expense):
Interest and other income	7,576	2,194
Interest and other expense	(7,144)	(8,378)
	432	(6,184)
Income before income taxes and minority interest	201,520	153,917
Provision for income taxes	(67,522)	(53,351)
Minority interest, net of tax	(8,474)	(7,670)
Net income	$125,524	$92,896
Earnings per share:
Basic	$1.59	$1.20 (1)
Diluted	$1.53	$1.16 (1)
Weighted average shares outstanding:
Basic	78,874	77,116 (1)
Diluted	82,149	79,760 (1)

(1)	All share and per share amounts reflect the retroactive effect of the company’s two-for-one stock split.

CONSOLIDATED CONDENSED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	May 31, 2006	May 31, 2005

	(Unaudited)
Assets
Cash and cash equivalents	$218,475	$48,979
Accounts receivable, net	67,476	54,932
Claims receivable, net	903	937
Settlement processing assets	39,671	63,435
Other current assets	21,881	21,707
Current assets	348,406	189,990
Property and equipment, net	107,977	104,173
Goodwill	387,280	372,744
Other intangible assets, net	167,182	175,006
Other assets	7,833	11,592
Total assets	$1,018,678	$853,505
Liabilities and Shareholders’ Equity
Line of credit	$—	$50,000
Line of credit with CIBC	—	8,606
Settlement processing obligations	37,942	27,394
Payable to money transfer beneficiaries	6,361	5,694
Accounts payable and other accrued liabilities	104,606	88,067
Notes payable	—	1,347
Obligations under capital leases-current portion	746	1,695
Current liabilities	149,655	182,803
Obligations under capital leases	—	746
Other accrued liabilities	85,804	75,266
Total liabilities	235,459	258,815
Minority interest in equity of subsidiaries	12,996	16,340
Shareholders’ equity	770,223	578,350
Total liabilities and shareholders’ equity	$1,018,678	$853,505

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Year Ended May 31,

	2006	2005

Cash flows from operating activities:
Net income	$125,524	$92,896
Non-cash items
Depreciation and amortization	40,489	45,306
Minority interest in earnings	8,474	7,739
Other, net	29,425	36,329
Changes in working capital, which provided (used) cash Settlement processing	31,198	58,550
Other, net	(337)	(11,261)
Net cash provided by operating activities	234,773	229,559
Cash flows from investing activities:
Capital expenditures	(25,038)	(34,305)
Business acquisitions, net of cash acquired	(4,917)	(30,773)
Net cash used in investing activities	(29,955)	(65,078)
Cash flows from financing activities:
Net payments on line of credit	(50,000)	(72,000)
Net payments on line of credit with CIBC	(8,606)	(74,503)
Principal payments under capital leases and other notes	(3,042)	(11,208)
Net stock issued to employees under stock plans and dividends	17,586	15,020
Distributions to minority interests	(10,212)	(9,662)
Net cash used in financing activities	(54,274)	(152,353)
Effect of exchange rate changes on cash	18,952	2,379
Increase in cash and cash equivalents	169,496	14,507
Cash and cash equivalents, beginning of year	48,979	34,472
Cash and cash equivalents, end of year	$218,475	$48,979

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Restructuring and Other Expenses from Normalized Results

(In thousands, except per share data)

Three Months Ended May 31,

	2006 GAAP	Normalized	2005 Restructuring and Other (1)	GAAP

Revenue	$238,768	$207,665	$—	$207,665
Operating expenses:
Cost of service	89,062	90,104	—	90,104
Sales, general and administrative	97,305	74,345	—	74,345
Restructuring and other	—	—	3,726	3,726
	186,367	164,449	3,726	168,175
Operating income	52,401	43,216	(3,726)	39,490
Other income/(expense)
Interest and other income	2,970	685	—	685
Interest and other expense	(2,127)	(1,932)	—	(1,932)
	843	(1,247)	—	(1,247)
Income before income taxes	53,244	41,969	(3,726)	38,243
Provision for income taxes	(16,960)	(13,897)	1,358	(12,539)
Minority interest, net of tax	(2,222)	(2,207)	—	(2,207)
Net income	$34,062	$25,865	$(2,368)	$23,497
Basic shares	79,511	77,772	—	77,772
Basic earnings per share	$0.43	$0.33	$(0.03)	$0.30
Diluted shares	82,912	80,612	—	80,612
Diluted earnings per share	$0.41	$0.32	$(0.03)	$0.29

(1)	Primarily relates to severance and facilities due to redundant activities and facility closures, as well as the related income tax benefit using the company’s effective tax rate.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Restructuring and Other Expenses from Normalized Results

(In thousands, except per share data)

Year Ended May 31,

	Normalized	2006 Restructuring and Other (1)	GAAP

Revenue	$908,056	$—	$908,056
Operating expenses:
Cost of service	358,020	—	358,020
Sales, general and administrative	347,070	—	347,070
Restructuring and other	—	1,878	1,878
	705,090	1,878	706,968
Operating income	202,966	(1,878)	201,088
Other income/(expense)
Interest and other income	7,576	—	7,576
Interest and other expense	(7,144)	—	(7,144)
	432	—	432
Income before income taxes	203,398	(1,878)	201,520
Provision for income taxes	(68,151)	629	(67,522)
Minority interest, net of tax	(8,474)	—	(8,474)
Net income	$126,773	$(1,249)	$125,524
Basic shares	78,874	—	78,874
Basic earnings per share	$1.61	$(0.02)	$1.59
Diluted shares	82,149	—	82,149
Diluted earnings per share	$1.54	$(0.01)	$1.53

	Normalized	2005 Restructuring and Other (1)	GAAP

Revenue	$784,331	$—	$784,331
Operating expenses:
Cost of service	337,272	—	337,272
Sales, general and administrative	283,232	—	283,232
Restructuring and other	—	3,726	3,726
	620,504	3,726	624,230
Operating income	163,827	(3,726)	160,101
Other income/(expense)
Interest and other income	2,194	—	2,194
Interest and other expense	(8,378)	—	(8,378)
	(6,184)	—	(6,184)
Income before income taxes	157,643	(3,726)	153,917
Provision for income taxes	(54,709)	1,358	(53,351)
Minority interest, net of tax	(7,670)	—	(7,670)
Net income	$95,264	$(2,368)	$92,896
Basic shares	77,116	—	77,116
Basic earnings per share	$1.24	$(0.04)	$1.20
Diluted shares	79,760	—	79,760
Diluted earnings per share	$1.19	$(0.03)	$1.16

(1)	Primarily relates to severance and facilities due to redundant activities and facility closures, as well as the related income tax benefit using the company’s effective tax rate.

SEGMENT INFORMATION
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Fiscal 2004	Fiscal 2005

Revenue
Domestic Direct	$346,974	$410,047
Canada	155,468	175,190
Central and Eastern Europe	10,216	40,598
Domestic Indirect and Other(1)	74,159	62,033
Merchant Services(1)	586,817	687,868
Domestic	42,503	91,448
Europe	—	5,015
Money Transfer(1)	42,503	96,463
Total Revenue	$629,320	$784,331
Operating Income
Merchant Services	$150,772	$183,970
Money Transfer	3,741	16,604
Corporate	(31,964)	(36,747)
Restructuring and Other	(9,648)	(3,726)
Operating Income	$112,901	$160,101
Operating Margin
Merchant Services	26%	27%
Money Transfer	9%	17%

(1)

Prior to fiscal 2006, the company’s legacy funds transfer revenue was historically reported in “Money Transfer”.  Beginning in the fourth quarter of fiscal 2006, such revenues were reclassified to “Merchant Services” under the “Domestic Indirect and Other” category.  All prior period amounts were reclassified for this change.  With this change, the company’s “Money Transfer” segment only includes its consumer money transfer service offerings.

SEGMENT INFORMATION
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Fiscal 2006

	Q1	Q2	Q3	Q4	Total

Revenue
Domestic Direct	$115,265	$114,455	$120,935	$130,618	$481,273
Canada	54,278	51,624	50,627	51,597	208,126
Central and Eastern Europe	12,727	11,415	12,162	10,810	47,114
Domestic Indirect and Other(1)	14,168	13,220	12,386	12,213	51,987
Merchant Services(1)	196,438	190,714	196,110	205,238	788,500
Domestic	25,701	26,500	26,505	30,361	109,067
Europe	2,317	2,459	2,544	3,169	10,489
Money Transfer(1)	28,018	28,959	29,049	33,530	119,556
Total Revenue	$224,456	$219,673	$225,159	$238,768	$908,056
Operating Income
Merchant Services	$56,248	$56,270	$55,063	$56,640	$224,221
Money Transfer	4,579	4,224	3,336	6,602	18,741
Corporate	(9,430)	(9,461)	(10,264)	(10,841)	(39,996)
Restructuring and Other	(873)	(1,005)	—	—	(1,878)
Operating Income	$50,524	$50,028	$48,135	$52,401	$201,088
Operating Margin
Merchant Services	29%	30%	28%	28%	28%
Money Transfer	16%	15%	11%	20%	16%

(1)

Prior to fiscal 2006, the company’s legacy funds transfer revenue was historically reported in “Money Transfer”.  Beginning in the fourth quarter of fiscal 2006, such revenues were reclassified to “Merchant Services” under the “Domestic Indirect and Other” category.  All prior period amounts were reclassified for this change.  With this change, the company’s “Money Transfer” segment only includes its consumer money transfer service offerings.

SEGMENT INFORMATION
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	% Change

	FY 05	FY 06

Revenue
Domestic Direct	18%	17%
Canada	13%	19%
Central and Eastern Europe	297%	16%
Domestic Indirect and Other(1)	(16)%	(16)%
Merchant Services(1)	17%	15%
Domestic	115%	19%
Europe	—	109%
Money Transfer(1)	127%	24%
Total Revenue	25%	16%
Operating Income
Merchant Services	22%	22%
Money Transfer	344%	13%
Corporate	15%	9%
Restructuring and Other	(61)%	(50)%
Operating Income	42%	26%
Operating Margin
Merchant Services
Money Transfer

(1)

Prior to fiscal 2006, the company’s legacy funds transfer revenue was historically reported in “Money Transfer”.  Beginning in the fourth quarter of fiscal 2006, such revenues were reclassified to “Merchant Services” under the “Domestic Indirect and Other” category.  All prior period amounts were reclassified for this change.  With this change, the company’s “Money Transfer” segment only includes its consumer money transfer service offerings.

SOURCE  Global Payments Inc.
          -0-                                                  07/28/2006
          /CONTACT:  Jane M. Elliott (formerly Forbes) of Global Payments Inc., +1-770-829-8234, or fax, +1-770-829-8267, or investor.relations@globalpay.com/
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          /Web site:  http://www.globalpaymentsinc.com/
          (GPN)